Independent auditors' consent

The board and shareholders
AXP Precious Metals Fund, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




/s/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
May 30, 2001